EXHIBIT 99.1
To Form 8-K dated April 21, 2010

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085

William R. Hahl
Executive Vice President/
Chief Financial Officer
(772) 221-2825

SEACOAST REPORTS RESULTS FOR
FIRST QUARTER 2010

– – –	Nonperforming loans declined by 15.3% Capital levels strengthened with an April 2010 stock offering Core deposits increased by 4.4% annualized during the quarter

– Net charge-offs declined to $3.5 million compared to $45.2 million in the fourth quarter

STUART, FL., April 21, 2010 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), a bank holding company whose principal subsidiary is Seacoast National Bank, today reported a first quarter 2010 net loss of $1.6 million compared with a net loss of $38.1 million in the fourth quarter of 2009 and a net loss of $4.8 million a year earlier. Including preferred stock dividends and accretion of preferred stock discount of $937,000, the net loss applicable to common shareholders was $2.5 million or $0.04 per average common diluted share for the first quarter, compared to a net loss of $39.1 million or $0.73 per average common diluted share in the fourth quarter and a net loss of $5.7 million or $0.30 per average common diluted share for the first quarter of 2009.

“First quarter results reflect a second consecutive quarter of reduced levels of problem loans and a gradually improving economy,” said Dennis S. Hudson, III, Chairman and Chief Executive Officer. “In addition, delinquency trends show continued stability and credit costs have declined, with much lower net charge-offs and the absence of large additions to the allowance for loan losses. We are further encouraged by continued positive core customer deposit growth and its impact on the net interest margin.” Immediately following the end of the first quarter, the Company completed a successful private placement of convertible preferred stock with total gross proceeds of $50 million. With the added capital, the Company has strengthened its already strong capital ratios, placing it as the most well-capitalized bank of its size in the State of Florida.

Total revenues were up 3.1 percent to $23.9 million for the first quarter 2010 compared to the first quarter 2009. Excluding investment securities gains, revenues totaled $21.8 million for the quarter ended March 31, 2010, or $1.4 million lower compared to the same period a year ago.

Other items impacting financial results for the first quarter 2010 include:

•	Net interest margin increased to 3.48 percent, up 4 basis points from the first quarter 2009 and 11 basis points higher than last quarter;

•	Net interest income totaled $17.2 million, a decline of $231,000 over the prior quarter;

•	The provision for loan losses totaled $2.1 million, a decline of $9.6 million from a year ago and $39.4 million lower than the fourth quarter 2009;

•	The allowance for loan losses decreased slightly from 3.23 percent of total loans for the fourth quarter to 3.18 percent of total loans in the first quarter;

•	Nonperforming assets decreased approximately $7.9 million to 5.44 percent of total assets compared to the fourth quarter and declined $6.7 million lower than a year earlier;

•	Residential construction and development loan portfolio exposure was reduced to $41.1 million or 3.0 percent of total loans;

•	Total deposits, excluding brokered certificates of deposits, totaled $1.7 billion and were nearly unchanged from the normal seasonally high fourth quarter 2009;

•	Core deposits (excludes certificates of deposits > $100,000) increased 4.4 percent annualized, and noninterest bearing demand increased 14.0 percent annualized during the first quarter;

•	The cost of interest bearing liabilities totaled 1.25 percent, 13 basis points lower than the fourth quarter 2009 and 80 basis points lower than first quarter 2009;

•	Tangible common equity ratio increased to 6.9 percent proforma after the public offering of stock in April 2010 from 5.09 percent as of March 31, 2009; and

•	Total risk based capital increased to 15.3 percent or 18.8 percent proforma, reflecting the April 2010 capital offering, up from 14.0 percent as of March 31, 2009.

The tax benefit for the net loss for the first quarter totaled $556,000. The deferred tax valuation allowance was increased by a like amount, and therefore there was no change in the carrying value of deferred tax assets which are supported by tax planning strategies.  Due to limitations on the inclusion of deferred tax assets, regulatory capital ratios are unaffected by the reduced tax benefit for the quarter.  Should the economy continue to improve and our credit losses remain moderate, we believe sometime this year that we could place increased reliance on our forecast of future taxable earnings, which would support realization of the deferred tax assets and increase the Company’s common shareholders’ equity by up to $30 million.

Loan Portfolio Risk Reduction Update

Construction and land development portfolios balances have been significantly reduced. These portfolios have been the primary source of increases in both nonperforming loans and loan losses over the past two years.

Construction
and Land
Development Loans			Dec. 30, 2008	Mar. 31, 2009	June 30, 2009
Dollars in millions	High Point
Residential	$351.6	3/31/2007	$129.9	$117.2	$96.7
Commercial	242.4	12/31/2007	209.3	201.4	166.8
Individuals	91.3	12/31/2006	56.0	50.2	44.2
TOTAL	627.0	9/30/2007	$395.2	$368.8	$307.7

Total as a percentage of total loans			23.6%	22.6%	19.4%
Total as a percentage of tier 1
risk-based capital and allowance for
loan losses			164.7%	154.5%	133.6%

Construction and
Land Development
Loans			Sept. 30, 2009	Dec. 31, 2009	Mar 31, 2010
Dollars in millions	High Point
Residential	$351.6	3/31/2007	$57.6	$47.6	$41.1
Commercial	242.4	12/31/2007	128.7	77.5	72.6
Individuals	91.3	12/31/2006	41.8	37.8	37.6
TOTAL	627.0	9/30/2007	$228.1	$162.9	$151.3

Total as a percentage of total loans			15.2%	11.7%	11.0%
Total as a percentage of tier 1
risk-based capital and allowance for
loan losses			83.6%	67.8%	65.5%

Total construction and land development loans have been reduced to approximately one quarter of that reported at the high point in 2007, and 36 percent of the remaining portfolio is currently classified nonaccrual and is now in the process of liquidation in accordance with specific workout plans designed to achieve substantial liquidation in an orderly fashion over the next year.

Commercial real estate mortgage loans remain well diversified (as shown in the supplemental tables attached). The Company may see further deterioration over time in this portfolio as a result of continuing economic weakness, but we expect a much lower level of loss potential than recently experienced in our construction and land development portfolios.

Problem Loan Management and Loss Mitigation Update

Problem assets declined during the quarter as forecast. This was primarily the result of reduced levels of loans in the stressed categories as discussed above and the smaller size of individual loans that are migrating to nonaccrual. The pace of growth began to moderate last quarter and continued in the first quarter 2010.

Nonaccrual Loans
March 31, 2010

				Restructured
	Nonaccrual Loans			Loans (Accruing)
Dollars in thousands	Non Current	Current*	Total

Construction and Land Development
Residential	$21,754	$54	$21,808	$4,823
Commercial	29,800	0	29,800	487
Individual	2,468	0	2,468	1,255
Residential Mortgage	8,806	3,297	12,103	14,203
Commercial Real Estate Mortgage	14,557	13,639	28,196	38,827
Commercial and Financial	61	328	389	0
Installment Loans to individuals	151	1,406	1,557	437
TOTAL	$77,597	$18,724	$96,321	$60,032

*Loans classified as nonaccrual (including restructured loans) and less than 31 days past due.

Other real estate owned (“OREO”) declined by $6.3 million to $19.1 million, reflecting a migration of a number of commercial and residential properties through the final foreclosure process, offset by sales and liquidations for the quarter. OREO is expected to increase over the next few quarters as final liquidation and resolution of many of the nonaccrual loans are concluded.

Net interest income (on a tax equivalent basis) was $17.3 million, nearly unchanged ($17.5 million) from the fourth quarter 2009. The lower deposit costs and lower rates paid on all interest bearing liabilities were offset by lower yields on investments and loans.

Noninterest income, totaled $6.7 million, down slightly linked quarter, primarily due to lower gains on security sales and fewer days in the first quarter compared to the fourth quarter. Revenue increased for debit card and other EFT transactions, attributable to increases in the number of customers served and greater transactions. However, service charges on deposits have trended lower as a result of lower overdraft fees, as customers have increased their savings and balances during the recession. In addition, wealth management fees continue to be impacted by the challenging economic conditions. Marine finance fees were up $111,000 over the fourth quarter, the result of numerous boat shows and some increased demand as is typical in the seasonally best quarter for production.

Mortgage banking revenues were unchanged this quarter compared to the fourth quarter 2009. A total of 259 applications were accepted in the first quarter 2010 for total loans of $52 million. Closed mortgage loans totaled $33 million for the quarter, down $5 million from the first quarter 2009. A total of $22 million in residential mortgage loans were sold in the first quarter of 2010, and the remainder retained.

Noninterest expenses for the first quarter totaled $23.4 million, up by $2.5 million compared to the fourth quarter 2009. The increase was primarily due to higher foreclosed and repossessed asset disposition and management activities and employee benefit costs, which are higher in the first and second quarters each year as a result of payroll taxes, and unemployment and health insurance costs. Salaries, wages and benefits for the first quarter 2010 declined $430,000 or 5.0 percent from a year ago, largely due to last year’s consolidation of branches and centralization of management by combining markets. Cost reductions were also achieved in backroom areas, with expenditures for data processing, communications, occupancy, and furniture and equipment all declining compared to the prior year. Costs associated with foreclosed and repossessed asset disposition and management activities increased by $1.8 million compared to the fourth quarter 2009 and $3.6 million compared to a year earlier. Also increasing this quarter compared to a year earlier were FDIC assessments, as well as legal and professional fees related to risk management and strategic planning, and credit and collection related activities. Management has been focused and aggressive in resolving troubled loans and are confident that early identification and action will lead to lower future costs as exposures are reduced.

The Company’s retail core deposit focus has produced strong growth in core deposit customer relationships and has resulted in increased balances, which offset planned run-off in brokered certificates of deposit in the first quarter 2010. The improved deposit mix and lower rates paid on deposits during the first quarter reduced the overall cost of total deposits to 1.03 percent, 12 basis points lower than in the fourth quarter 2009 and 76 basis points below last year’s first quarter.

Total deposits, excluding brokered certificates of deposits at March 31, 2010, totaled $1.7 billion and were nearly unchanged compared to year-end 2009 total deposits. The average cost of interest bearing deposits, excluding certificates of deposits, during the first quarter was 0.59 percent, down 2 basis points from the fourth quarter and 52 basis points from first quarter 2009. Certificates of deposits rates paid were also lower compared to the fourth quarter and totaled 2.06 percent during the first quarter of 2009, a decline of 14 basis points compared to the fourth quarter.

Total deposits, excluding brokered certificates at March 31, 2010, declined $7 million compared to the prior year. The decline in deposits resulted from management’s decision not to retain higher rate certificates of deposits, which declined $90 million and were partially replaced with lower cost new core deposits. As previously reported, the Company has experienced strong growth in core deposit customer relationships since implementing its new deposit growth strategy. A total of 1,900 new core households were added in the first quarter 2010, up 8.4 percent compared to the fourth quarter 2009. This compares to 1,874 in the first quarter 2009. These new relationships have improved market share and increased average services per household.

Seacoast will host a conference call on Thursday, April 22, 2010 at 10:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Investors may call in (toll-free) by dialing (888) 517-2458 (access code: 5785075; leader: Dennis S. Hudson). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting “Presentations” under the heading “Investor Services”. A replay of the call will be available for one month, beginning the afternoon of April 22, 2010, by dialing (877) 213-9653 (domestic), using the passcode 5785075.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at www.seacoastbanking.net. The link is located in the subsection “Presentations” under the heading “Investor Services”. Beginning the afternoon of April 22, 2010, an archived version of the webcast can be accessed from this same subsection of the website, and will be available for one year.

Seacoast Banking Corporation of Florida has approximately $2.1 billion in assets. It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2009 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS (Unaudited)
SEACOAST	BANKING	CORPORATION	OF	FLORIDA	AND	SUBSIDIARIES

	Three Months Ended
(Dollars in thousands,	March 31,
except per share data)	2010		2009
Summary of Earnings
Net loss	$(1,564)	$	(4,760)
Net loss available to common shareholders	(2,501)		(5,697)
Net interest income (1)	17,288		18,241
Performance Ratios
Return on average assets-GAAP basis (2),(3)	(0.30)%		(0.83)%
Return on average tangible assets (2),(3),(4)	(0.26)		(0.82)
Return on average shareholders’ equity–GAAP basis (2), (3)	(4.18)		(8.83)
Net interest margin (1),(2)	3.48		3.44
Per Share Data
Net loss diluted-GAAP basis	$(0.04)	$	(0.30)
Net loss basic-GAAP basis	(0.04)		(0.30)
Cash dividends declared	—		0.01

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

FINANCIAL HIGHLIGHTS (cont’d)	(Unaudited)
SEACOAST BANKING	CORPORATION OF FLORIDA AND	SUBSIDIARIES
		March 31,					Increase/
(Dollars in thousands, except per share data)		2010		2009			(Decrease)
Credit Analysis
Net charge-offs year-to-date		$3,541		$	8,540		(58.5)%
Net charge-offs to average loans		1.03	%		2.07	%	(50.2)
Loan loss provision year-to-date		$2,068		$	11,652		(82.2)
Allowance to loans at end of period		3.18	%		1.99	%	59.8
Nonperforming loans		$96,321		$	109,381		(11.9)
Other real estate owned		19,076			12,684		50.4

Total nonperforming assets		$115,397		$	122,065		(5.5)

Restructured loans (accruing)		$60,032		$	3,309		1,714.2
Nonperforming assets to loans and other real estate owned at
end of period		8.29	%		7.42	%	11.7
Nonperforming assets to total assets		5.44	%		5.29	%	3.0
Selected Financial Data
Total assets		$2,119,966		$	2,308,933		(8.2)
Securities – available for sale (at fair value)		365,986			349,181		4.8
Securities – held for investment (at amortized cost)		10,228			26,655		(61.6)
Net loans		1,329,559			1,600,077		(16.9)
Deposits		1,759,433			1,814,308		(3.0)
Total shareholders’ equity		151,183			213,706		(29.3)
Common shareholders’ equity		105,872			169,606		(37.6)
Book value per share common		1.80			8.86		(79.7)
Tangible book value per share		2.50			8.29		(69.8)
Tangible common book value per share (5)		1.73			5.99		(71.1)
Average shareholders’ equity to average assets		7.13	%		9.45	%	(24.6)
Tangible common equity to tangible assets (5), (6)		4.82			5.09		(5.3)
Average Balances (Year-to-Date)
Total assets		$2,127,074		$	2,313,125		(8.0)
Less: intangible assets		3,969			55,033		(92.8)

Total average tangible assets		$2,123,105		$	2,258,092		(6.0)

Total equity		$151,731		$	218,609		(30.6)
Less: intangible assets		3,969			55,033		(92.8)

Total average tangible equity		$147,762		$	163,576		(9.7)

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.

(6)	The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.

n/m = not meaningful

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2010		2009
Interest on securities:
Taxable	$ 3,727	$	3,920
Nontaxable	69		84
Interest and fees on loans	18,377		23,160
Interest on federal funds sold and other investments	239		148

Total Interest Income	22,412		27,312
Interest on deposits	1,241		2,229
Interest on time certificates	3,226		5,758
Interest on borrowed money	732		1,151

Total Interest Expense	5,199		9,138

Net Interest Income	17,213		18,174
Provision for loan losses	2,068		11,652

Net Interest Income After Provision for Loan Losses		15,145	6,522
Noninterest income:
Service charges on deposit accounts	1,372		1,585
Trust income	476		558
Mortgage banking fees	421		499
Brokerage commissions and fees	286		381
Marine finance fees	339		345
Debit card income	717		608
Other deposit based EFT fees	93		94
Merchant income	465		536
Other	391		376

	4,560		4,982
Securities gains	2,100		—

Total Noninterest Income	6,660		4,982
Noninterest expenses:
Salaries and wages	6,462		6,888
Employee benefits	1,778		1,782
Outsourced data processing costs	1,876		1,891
Telephone / data lines	399		484
Occupancy expense	1,942		2,154
Furniture and equipment expense	609		651
Marketing expense	656		488
Legal and professional fees	2,101		1,392
FDIC assessments	1,006		877
Amortization of intangibles	315		315
Net loss on other real estate owned and other
asset dispositions	4,073		502
Other expense	2,152		1,911

Total Noninterest Expenses	23,369		19,335
Loss Before Income Taxes	(1,564)		(7,831)
Benefit for income taxes	0		(3,071)

Net Loss	(1,564)		(4,760)
Preferred stock dividends and accretion on preferred stock discount	937		937

Net Loss Available to Common
Shareholders	$(2,501)	$	(5,697)
Per share of common stock:
Net loss diluted	$(0.04)	$	(0.30)
Net loss basic	(0.04)		(0.30)
Cash dividends declared	—		0.01
Average diluted shares outstanding	58,845,822		19,069,437
Average basic shares outstanding	58,845,822		19,069,437

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	March 31,
(Dollars in thousands, except share amounts)	2010	2009	2009
Assets
Cash and due from banks	$58,153	$32,200	$39,260
Federal funds sold	0	0	4,919
Interest bearing deposits with other banks	216,550	182,900	105,312

Total Cash and Cash Equivalents	274,703	215,100	149,491
Securities:
Available for sale (at fair value)	365,986	393,648	349,181
Held for investment (at amortized cost)	10,228	17,087	26,655

Total Securities	376,214	410,735	375,836
Loans available for sale	3,609	18,412	8,196
Loans, net of unearned income	1,373,278	1,397,503	1,632,577
Less: allowance for loan losses	(43,719)	(45,192)	(32,500)

Net Loans	1,329,559	1,352,311	1,600,077
Bank premises and equipment, net	38,409	38,932	43,685
Other real estate owned	19,076	25,385	12,684
Goodwill and other intangible assets	3,806	4,121	54,879
Other assets	74,590	86,319	64,085

	$2,119,966	$2,151,315	$2,308,933

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$278,205	$268,789	$281,809
Savings deposits	865,909	838,288	827,251
Other time deposits	304,807	326,070	335,251
Brokered time deposits	24,640	38,656	72,872
Time certificates of $100,000 or more	285,872	307,631	297,125

Total Deposits	1,759,433	1,779,434	1,814,308
Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	95,708	105,673	152,947
Borrowed funds	50,000	50,000	65,239
Subordinated debt	53,610	53,610	53,610
Other liabilities	10,032	10,663	9,123

	1,968,783	1,999,380	2,095,227
Shareholders’ Equity
Preferred stock	45,311	44,999	44,100
Common stock	5,891	5,887	1,915
Additional paid in capital	177,842	178,096	100,005
Retained earnings (deficit)	(80,076)	(78,200)	64,625
Treasury stock	(437)	(855)	(1,824)

	148,531	149,927	208,821
Accumulated other comprehensive gain, net	2,652	2,008	4,885

Total Shareholders’ Equity	151,183	151,935	213,706

	$2,119,966	$2,151,315	$2,308,933

Common Shares Outstanding	58,913,722	58,867,229	19,149,828

Note: The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarters
		2009
(Dollars in thousands, except		Fourth		Third		Second
per share data)

Net loss		$(38,149)		$(40,777)		$(63,000)
Operating Ratios
Return on average assets-GAAP basis (2),(3)			(6.91)%		(7.55)%	(11.19)%
Return on average tangible assets (2),(3),(4)		(6.89)		(7.53)		(2.36)
Return on average shareholders’
equity- GAAP basis (2),(3)		(84.51)		(86.49)		(119.80)
Net interest margin (1),(2)		3.37		3.74		3.65
Average equity to average assets		8.18		8.73		9.34
Credit Analysis
Net charge-offs		$45,172		$40,142		$15,109
Net charge-offs to average loans		12.12	%	10.14	%	3.71%
Loan loss provision		$41,514		$45,374		$26,227
Allowance to loans at end of period		3.23	%	3.25	%	2.75%
Restructured Loans (accruing)		$57,433		$16,061		$14,789
Nonperforming loans		$97,876		$153,981		$126,758
Other real estate owned		25,385		26,819		23,259

Nonperforming assets		$123,261		$180,800		$150,017

Nonperforming assets to loans and other real estate owned at end of period		8.66	%	11.80	%	9.33%
Nonperforming assets to total assets		5.73		8.45		6.86
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period		7.01		10.23		8.09
Per Share Common Stock
Net loss diluted-GAAP basis		$(0.73)		$(1.21)		$(3.35)
Net loss basic-GAAP basis		(0.73)		(1.21)		(3.35)
Cash dividends declared		0.00		0.00		0.00
Book value per share common		1.82		2.57		8.03
Average Balances
Total assets		$2,189,699		$2,142,228		$2,258,792
Less: Intangible assets		4,274		4,590		54,717

Total average tangible assets		$2,185,425		$2,137,638		$2,204,075

Total equity		$179,093		$187,057		$210,997
Less: Intangible assets		4,274		4,590		54,717

Total average tangible equity		$174,819		$182,467		$156,280

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) on available for sale securities are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)	(Continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2010		Last 12
(Dollars in thousands, except per share data)	First		Months

Net loss	$(1,564)		$(143,490)
Operating Ratios
Return on average assets-GAAP basis (2),(3)	(0.30)%		(6.58)%
Return on average tangible assets (2),(3),(4)	(0.26)		(4.29)
Return on average shareholders’ equity- GAAP basis (2),(3)	(4.18)		(78.71)
Net interest margin (1),(2)	3.48		3.56
Average equity to average assets	7.13		8.36
Credit Analysis
Net charge-offs	$3,541		$103,964
Net charge-offs to average loans	1.03	%	6.84	%
Loan loss provision	$2,068		115,183
Allowance to loans at end of period	3.18	%
Restructured Loans (accruing)	$60,032
Nonperforming loans	96,321
Other real estate owned	19,076

Nonperforming assets	$115,397

Nonperforming assets to loans and other real estate owned at
end of period	8.29	%
Nonperforming assets to total assets	5.44
Nonaccrual loans and accruing loans 90 days or more past due
to loans outstanding at end of period	7.03
Per Share Common Stock
Net loss diluted-GAAP basis	$(0.04)		$(3.54)
Net loss basic-GAAP basis	(0.04)		(3.54)
Cash dividends declared	0.00		0.00
Book value per share common	1.80
Average Balances
Total assets	$2,127,074
Less: Intangible assets	3,969

Total average tangible assets	$2,123,105

Total equity	$151,731
Less: Intangible assets	3,969

Total average tangible equity	$147,762

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) on available for sale securities are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited) (continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

	March 31,		December 31,	March 31,
SECURITIES	2010		2009	2009
U.S. Treasury and U.S. Government Agencies	$4,192	$	3,688 $	21,143
Mortgage-backed	356,693		384,864	322,787
Obligations of states and political subdivisions	2,066		2,063	2,046
Other securities	3,035		3,033	3,205

Securities Available for Sale	365,986		393,648	349,181

Mortgage-backed	5,996		12,853	21,033
Obligations of states and political subdivisions	4,232		4,234	5,622

Securities Held for Investment	10,228		17,087	26,655

Total Securities	$376,214	$	410,735 $	375,836

	March 31,	December 31,		March 31,
LOANS	2010		2009	2009

Construction and land development	$151,257	$	162,868	$368,832
Real estate mortgage	1,098,274		1,109,077	1,116,616
Installment loans to individuals	61,422		64,024	71,440
Commercial and financial	62,134		61,058	75,448
Other loans	191		476	241

Total Loans	$1,373,278	$	1,397,503	$1,632,577

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2010					2009
	First Quarter				Fourth Quarter				First Quarter

	Average	Yield/			Average	Yield/			Average	Yield/
(Dollars in thousands)	Balance	Rate			Balance	Rate			Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$410,694	3.63	%		$368,830	4.19		%	$351,286	4.46	%
Nontaxable	6,256	6.71			6,393	6.76			7,646	6.59

Total Securities	416,950	3.73			375,223	4.23			358,932	4.51
Federal funds sold and other
investments	205,575	0.47			211,685	0.45			121,633	0.49
Loans, net	1,393,808	5.36			1,478,126	5.18			1,670,353	5.63

Total Earning Assets	2,016,333	4.52			2,065,034	4.51			2,150,918	5.16
Allowance for loan losses	(44,377)				(41,662)				(31,392)
Cash and due from banks	30,975				34,553				33,665
Premises and equipment	39,773				41,872				44,128
Other assets	84,370				89,902				115,806

	$2,127,074				$2,189,699				$2,313,125

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
NOW	$53,408	0.41	%		$53,109	0.52		%	$53,373	0.57	%
Savings deposits	102,777	0.24			101,005	0.24			99,712	0.56
Money market accounts	693,205	0.66			654,250	0.68			664,946	1.23
Time deposits	635,535	2.06			710,955	2.20			718,008	3.25
Federal funds purchased and other short term borrowings	103,676	0.25			92,466	0.25			154,185	0.49
Other borrowings	103,610	2.61			110,479	2.64			118,894	3.28

Total Interest-Bearing
Liabilities	1,692,211	1.25			1,722,264	1.38			1,809,118	2.05
Demand deposits (noninterest-bearing)	272,122				275,589				274,363
Other liabilities	11,010				12,753				11,035

Total Liabilities	1,975,343				2,010,606				2,094,516
Shareholders’ equity	151,731				179,093				218,609

	$2,127,074			$	2,189,699		$		2,313,125

Interest expense as a % of earning assets		1.05	%			1.15		%		1.72	%
Net interest income as a % of earning assets		3.48				3.37				3.44

(1) On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

QUARTERLY TRENDS – LOANS AT END OF PERIOD			(Unaudited)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
			2008
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and Land Development
Residential:
Condominiums	>$4 million	$30.6	$26.3	$19.6	$8.6
	<$4 million	26.6	21.1	13.0	8.8
Townhomes	>$4 million	19.4	17.1	17.1	-
	<$4 million	4.4	2.9	4.6	6.1
Single Family
Residences	>$4 million	20.8	21.2	13.5	11.9
	<$4 million	35.9	28.3	23.7	14.9
Single Family Land
& Lots	>$4 million	85.1	64.3	40.3	22.1
	<$4 million	27.0	30.8	29.9	30.7
Multifamily	>$4 million	7.8	7.8	7.8	7.8
	<$4 million	24.8	26.2	22.9	19.0

TOTAL	>$4 million	163.7	136.7	98.3	50.4
TOTAL	<$4 million	118.7	109.3	94.1	79.5
GRAND TOTAL		$282.4	$246.0	$192.4	$129.9

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

			2009
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and Land Development
Residential:
Condominiums	>$4 million	$8.4	$7.9	$5.3	$—
	<$4 million	7.9	8.8	3.7	6.1
Townhomes	>$4 million	—	—	—	—
	<$4 million	4.2	2.3	—	—
Single Family	Residences	>$4 million	6.6	6.5	—	—
	<$4 million	13.9	10.3	7.1	4.1
Single Family Land	& Lots	>$4 million	21.8	21.8	5.9	5.9
	<$4 million	29.6	21.5	19.5	16.6
Multifamily	>$4 million	7.8	7.8	6.6	6.6
	<$4 million	17.0	9.8	9.5	8.3

TOTAL	>$4 million	44.6	44.0	17.8	12.5
TOTAL	<$4 million	72.6	52.7	39.8	35.1
GRAND TOTAL		$117.2	$96.7	$57.6	$47.6

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		2010		Nonperforming
		1st Qtr		1st Qtr	Number

Construction and Land Development
Residential:
Condominiums	>$4 million	$—		$—	—
	<$4 million	0.9		0.9	1
Townhomes	>$4 million	—		—	—
	<$4 million	—		—	—
Single Family	Residences	>$4 million	—		—	—
	<$4 million	3.9		0.6	5
Single Family Land	& Lots	>$4 million	5.9		5.9	1
	<$4 million	15.7		4.9	16
Multifamily	>$4 million	6.6		6.6	1
	<$4 million	8.1		2.9	4

TOTAL	>$4 million	12.5		12.5	2
TOTAL	<$4 million	28.6		9.3	26
GRAND TOTAL		$41.1		$21.8	28

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$57.2	$47.4	$32.6	$17.4
Townhomes	23.8	20.0	21.7	6.1
Single family residences	56.7	49.5	37.2	26.8
Single family land and lots	112.1	95.1	70.2	52.8
Multifamily	32.6	34.0	30.7	26.8

	282.4	246.0	192.4	129.9
Commercial
Office buildings	29.1	31.1	27.8	17.3
Retail trade	60.4	63.6	68.5	68.7
Land	92.5	75.4	73.9	73.3
Industrial	16.9	20.8	20.7	13.3
Healthcare	1.0	1.0	—	—
Churches and educational facilities	—	0.1	—	—
Lodging	—	—	—	—
Convenience stores	1.8	—	—	—
Marina	26.8	28.9	30.5	30.7
Other	11.3	6.3	5.4	6.0

	239.8	227.2	226.8	209.3
Individuals
Lot loans	39.4	40.0	38.4	35.7
Construction	32.4	27.1	27.4	20.3

	71.8	67.1	65.8	56.0

Total construction and land development	594.0	540.3	485.0	395.2
Real estate mortgages
Residential real estate
Adjustable	317.6	318.8	316.5	329.0
Fixed rate	89.1	90.2	93.4	95.5
Home equity mortgages	91.7	93.1	84.3	84.8
Home equity lines	56.3	59.4	59.7	58.5

	554.7	561.5	553.9	567.8
Commercial real estate
Office buildings	144.3	142.3	143.6	146.4
Retail trade	83.8	93.5	101.6	111.9
Land	—	—	0.6	—
Industrial	104.3	93.3	92.2	94.7
Healthcare	39.9	33.6	31.6	29.2
Churches and educational facilities	40.2	36.5	35.6	35.2
Recreation	2.8	1.8	1.8	1.7
Multifamily	20.0	19.1	19.2	27.2
Mobile home parks	3.2	3.1	3.1	3.0
Lodging	27.9	28.0	26.7	26.6
Restaurant	8.0	9.0	8.6	6.2
Agricultural	12.4	9.0	8.7	8.5
Convenience stores	23.1	24.9	23.6	23.5
Other	40.1	41.6	42.5	43.6

	550.0	535.7	539.4	557.7

Total real estate mortgages	1,104.7	1,097.2	1,093.3	1,125.5
Commercial & financial	93.9	94.8	88.5	82.8
Installment loans to individuals
Automobile and trucks	24.1	23.0	21.9	20.8
Marine loans	33.3	25.2	26.0	26.0
Other	27.5	27.9	27.4	26.1

	84.9	76.1	75.3	72.9
Other	0.5	0.4	0.5	0.3

	$1,878.0	$1,808.8	$1,742.6	$1,676.7

QUARTERLY TRENDS – LOANS AT END OF PERIOD (continued) (Unaudited)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009				2010
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr

Construction and land development
Residential
Condominiums	$16.3	$16.8	$9.0	$6.1	$0.9
Townhomes	4.2	2.3	—	—	—
Single family residences	20.5	16.7	7.1	4.1	3.9
Single family land and lots	51.4	43.3	25.4	22.6	21.6
Multifamily	24.8	17.6	16.1	14.8	14.7

	117.2	96.7	57.6	47.6	41.1
Commercial
Office buildings	17.4	13.8	13.8	13.9	13.7
Retail trade	70.0	55.9	23.0	3.9	3.9
Land	60.9	51.2	50.8	45.6	45.7
Industrial	9.0	8.5	8.2	2.5	2.5
Healthcare	5.7	6.0	4.8	4.8	—
Churches and educational facilities	—	—	—	—	—
Lodging	0.6	—	—	—	—
Convenience stores	—	—	—	—	—
Marina	31.6	30.0	28.1	6.8	6.8
Other	6.2	1.4	—	—	—

	201.4	166.8	128.7	77.5	72.6
Individuals
Lot loans	34.0	32.4	30.7	29.3	28.9
Construction	16.2	11.8	11.1	8.5	8.7

	50.2	44.2	41.8	37.8	37.6

Total construction and land development	368.8	307.7	228.1	162.9	151.3
Real estate mortgages
Residential real estate
Adjustable	333.1	328.0	325.9	289.4	290.5
Fixed rate	90.8	90.6	89.5	88.6	87.6
Home equity mortgages	85.5	83.8	83.9	86.8	89.1
Home equity lines	60.3	60.1	59.7	60.1	60.1

	569.7	562.5	559.0	524.9	527.3
Commercial real estate
Office buildings	140.6	141.6	144.2	132.3	131.1
Retail trade	109.1	120.0	151.4	164.6	163.5
Land	—	—	—	—	—
Industrial	95.3	93.0	89.3	88.4	81.7
Healthcare	28.3	30.9	25.4	24.7	29.1
Churches and educational facilities	34.8	34.6	30.8	29.6	29.1
Recreation	1.7	1.4	3.3	3.0	3.0
Multifamily	27.2	31.7	35.1	29.7	25.3
Mobile home parks	3.0	5.6	5.6	5.4	5.3
Lodging	26.3	26.3	25.6	25.5	23.5
Restaurant	6.1	5.1	5.0	4.7	4.7
Agricultural	8.2	11.8	12.0	11.7	11.4
Convenience stores	23.3	23.2	22.8	22.1	22.3
Other	43.0	47.6	34.0	42.4	41.0

	546.9	572.8	584.5	584.1	571.0

Total real estate mortgages	1,116.6	1,135.3	1,143.5	1,109.0	1,098.3
Commercial & financial	75.5	71.8	66.0	61.1	62.1
Installment loans to individuals
Automobile and trucks	19.4	18.0	16.6	15.3	14.4
Marine loans	26.3	26.9	26.8	26.4	25.3
Other	25.7	24.3	23.3	22.3	21.7

	71.4	69.2	66.7	64.0	61.4
Other	0.3	0.3	0.3	0.5	0.2

	$1,632.6	$1,584.3	$1,504.6	$1,397.5	$1,373.3

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (Unaudited)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$(3.0)	$(9.8)	$(14.8)	$(15.2)
Townhomes	(1.2)	(3.8)	1.7	(15.6)
Single family residences	(2.3)	(7.2)	(12.3)	(10.4)
Single family land and lots	(4.3)	(17.0)	(24.9)	(17.4)
Multifamily	(1.9)	1.4	(3.3)	(3.9)

	(12.7)	(36.4)	(53.6)	(62.5)
Commercial
Office buildings	(1.8)	2.0	(3.3)	(10.5)
Retail trade	(8.6)	3.2	4.9	0.2
Land	9.9	(17.1)	(1.5)	(0.6)
Industrial	3.9	3.9	(0.1)	(7.4)
Healthcare	—	—	(1.0)	—
Churches and educational facilities	—	0.1	(0.1)	—
Lodging	(11.2)	—	—	—
Convenience stores	0.1	(1.8)	—	—
Marina	3.7	2.1	1.6	0.2
Other	1.4	(5.0)	(0.9)	0.6

	(2.6)	(12.6)	(0.4)	(17.5)
Individuals
Lot loans	—	0.6	(1.6)	(2.7)
Construction	(0.3)	(5.3)	0.3	(7.1)

	(0.3)	(4.7)	(1.3)	(9.8)

Total construction and land development	(15.6)	(53.7)	(55.3)	(89.8)
Real estate mortgages
Residential real estate
Adjustable	(1.9)	1.2	(2.3)	12.5
Fixed rate	1.6	1.1	3.2	2.1
Home equity mortgages	0.3	1.4	(8.8)	0.5
Home equity lines	(2.8)	3.1	0.3	(1.2)

	(2.8)	6.8	(7.6)	13.9
Commercial real estate
Office buildings	12.6	(2.0)	1.3	2.8
Retail trade	7.6	9.7	8.1	10.3
Land	(5.3)	—	0.6	(0.6)
Industrial	(1.2)	(11.0)	(1.1)	2.5
Healthcare	7.5	(6.3)	(2.0)	(2.4)
Churches and educational facilities	—	(3.7)	(0.9)	(0.4)
Recreation	(0.2)	(1.0)	—	(0.1)
Multifamily	6.2	(0.9)	0.1	8.0
Mobile home parks	(0.7)	(0.1)	—	(0.1)
Lodging	5.2	0.1	(1.3)	(0.1)
Restaurant	(0.2)	1.0	(0.4)	(2.4)
Agricultural	(0.5)	(3.4)	(0.3)	(0.2)
Convenience stores	(0.1)	1.8	(1.3)	(0.1)
Other	1.8	1.5	0.9	1.1

	32.7	(14.3)	3.7	18.3

Total real estate mortgages	29.9	(7.5)	(3.9)	32.2
Commercial & financial	(32.8)	0.9	(6.3)	(5.7)
Installment loans to individuals
Automobile and trucks	(0.9)	(1.1)	(1.1)	(1.1)
Marine loans	0.1	(8.1)	0.8	—
Other	(0.7)	0.4	(0.5)	(1.3)

	(1.5)	(8.8)	(0.8)	(2.4)
Other	(0.4)	(0.1)	0.1	(0.2)

	$(20.4)	$(69.2)	$(66.2)	$(65.9)

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (cont’d)
(Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		2009			2010
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr

Construction and land development
Residential
Condominiums	$(1.1)	$0.5	$(7.8)	$(2.9)	$(5.2)
Townhomes	(1.9)	(1.9)	(2.3)	—	—
Single family residences	(6.3)	(3.8)	(9.6)	(3.0)	(0.2)
Single family land and lots	(1.4)	(8.1)	(17.9)	(2.8)	(1.0)
Multifamily	(2.0)	(7.2)	(1.5)	(1.3)	(0.1)

	(12.7)	(20.5)	(39.1)	(10.0)	(6.5)
Commercial
Office buildings	0.1	(3.6)	—	0.1	(0.2)
Retail trade	1.3	(14.1)	(32.9)	(19.1)	—
Land	(12.4)	(9.7)	(0.4)	(5.2)	0.1
Industrial	(4.3)	(0.5)	(0.3)	(5.7)	—
Healthcare	5.7	0.3	(1.2)	—	(4.8)
Churches and educational facilities	—	—	—	—	—
Lodging	0.6	(0.6)	—	—	—
Convenience stores	—	—	—	—	—
Marina	0.9	(1.6)	(1.9)	(21.3)	—
Other	0.2	(4.8)	(1.4)	—	—

	(7.9)	(34.6)	(38.1)	(51.2)	(4.9)
Individuals
Lot loans	(1.7)	(1.6)	(1.7)	(1.4)	(0.4)
Construction	(4.1)	(4.4)	(0.7)	(2.6)	0.2

	(5.8)	(6.0)	(2.4)	(4.0)	(0.2)

Total construction and land development	(26.4)	(61.1)	(79.6)	(65.2)	(11.6)
Real estate mortgages
Residential real estate
Adjustable	4.1	(5.1)	(2.1)	(36.5)	1.1
Fixed rate	(4.7)	(0.2)	(1.1)	(0.9)	(1.0)
Home equity mortgages	0.7	(1.7)	0.1	2.9	2.3
Home equity lines	1.8	(0.2)	(0.4)	0.4	—

	1.9	(7.2)	(3.5)	(34.1)	2.4
Commercial real estate
Office buildings	(5.8)	1.0	2.6	(11.9)	(1.2)
Retail trade	(2.8)	10.9	31.4	13.2	(1.1)
Land	—	—	—	—	—
Industrial	0.6	(2.3)	(3.7)	(0.9)	(6.7)
Healthcare	(0.9)	2.6	(5.5)	(0.7)	4.4
Churches and educational facilities	(0.4)	(0.2)	(3.8)	(1.2)	(0.5)
Recreation	—	(0.3)	1.9	(0.3)	—
Multifamily	—	4.5	3.4	(5.4)	(4.4)
Mobile home parks	—	2.6	—	(0.2)	(0.1)
Lodging	(0.3)	—	(0.7)	(0.1)	(2.0)
Restaurant	(0.1)	(1.0)	(0.1)	(0.3)	—
Agricultural	(0.3)	3.6	0.2	(0.3)	(0.3)
Convenience stores	(0.2)	(0.1)	(0.4)	(0.7)	0.2
Other	(0.6)	4.6	(13.6)	8.4	(1.4)

	(10.8)	25.9	11.7	(0.4)	(13.1)

Total real estate mortgages	(8.9)	18.7	8.2	(34.5)	(10.7)
Commercial & financial	(7.3)	(3.7)	(5.8)	(4.9)	1.0
Installment loans to individuals
Automobile and trucks	(1.4)	(1.4)	(1.4)	(1.3)	(0.9)
Marine loans	0.3	0.6	(0.1)	(0.4)	(1.1)
Other	(0.4)	(1.4)	(1.0)	(1.0)	(0.6)

	(1.5)	(2.2)	(2.5)	(2.7)	(2.6)
Other	—	—	—	0.2	(0.3)

	$(44.1)	$(48.3)	$(79.7)	$(107.1)	$(24.2)